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COMMUNITY CENTRAL BANK CORPORATION (a Company in the Development Stage)
FORM 10-QSB (continued)



                                  EXHIBIT (11)
                       COMPUTATION OF PER SHARE EARNINGS
                     (in  thousands, except per share data)



Net Loss                                             $ (172)

Shares Outstanding                                    1,150

--------------------------                           ------


 Net Loss Per Share                                  $(0.15)
==========================                           ======